UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 28, 2008

TRUMP ENTERTAINMENT RESORTS, INC. TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP TRUMP ENTERTAINMENT RESORTS FUNDING, INC.
(Exact Name of Registrants as Specified in Their Charters)

Delaware Delaware Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
33-90786	13-3818407
33-90786-01	13-3818405
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-6515
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2008, Trump Entertainment Resorts, Inc. (the “Company”) and Coastal Marina, LLC (“Buyer”), an affiliate of Coastal Development, LLC entered into an amendment to the asset purchase agreement, dated as of May 28, 2008, to sell the Trump Marina Hotel Casino (the “Property”) located in Atlantic City, New Jersey. A copy of the original asset purchase agreement (the “Agreement”) was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 2, 2008. A copy of the amendment to the Agreement is set forth in Exhibit 10.1 hereto (the “Amendment”). A copy of the press release announcing the Amendment is set forth in Exhibit 99.1 hereto. The following summary is qualified in its entirety by reference to the Amendment.

Pursuant to the Amendment the parties have waived the October 28, 2008 deadline for Buyer to provide commitment letters to the Company for the financing of the acquisition of the Property. In addition, the parties have agreed to amend certain provisions of the Agreement, including, but not limited to the following: (1) the aggregate purchase price payable for the Property is $270 million; (2) any potential reduction to the purchase price based on performance has been eliminated; (3) the Company may terminate the Agreement if the transaction does not close by May 28, 2009, unless such date is extended by no more than 60 days to obtain regulatory approval and all other closing conditions have been met; and (4) the purchase price deposit paid to the Company by Buyer has been increased from $15 million to $17 million and the original $15 million deposit held in escrow will be released to the Company immediately.

The closing remains subject to the satisfaction of certain conditions, including receipt of approvals from New Jersey governmental authorities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Asset Purchase Agreement, dated as of October 28, 2008, by and among Trump Marina Associates, LLC, Trump Entertainment Resorts, Inc., Coastal Marina LLC and Coastal Development LLC.

99.1

Press Release issued on October 28, 2008. The information set forth in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2008

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel